UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 19, 2014, Dollar General Corporation (“Dollar General”) issued the press release furnished herewith as Exhibit 99 and incorporated herein by reference.

The information in Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Important Additional Information

Dollar General has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Family Dollar at which the Family Dollar shareholders will consider certain proposals regarding the potential acquisition of Family Dollar by Dollar Tree, Inc. (the “Special Meeting Proposals”). Dollar General and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Family Dollar’s shareholders in connection with the Special Meeting Proposals. SHAREHOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Dollar General at the SEC’s web site at http://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 750-5837 (toll free for shareholders) or (212) 750-5833 (collect for banks and brokers).

ITEM 8.01	OTHER EVENTS.

The information set forth in Item 7.01 is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired. N/A

(b) Pro forma financial information. N/A

(c) Shell company transactions. N/A

(d) Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 19, 2014	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Dollar General Corporation dated December 19, 2014